As filed with the Securities and Exchange Commission on March 27, 2002

Registration No. ______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SINEWIRE NETWORKS INC.
(Exact name of registrant as specified in its charter)

NEVADA	4899	98-0358040
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

SINEWIRE NETWORKS INC. 1030 W. Georgia Street, Suite 1208 Vancouver, B.C., Canada V6E 2Y3 (604) 662-7900___________________ (Address, Zip Code and Telephone Number of Principal Executive Offices)	Garrett Sutton, Esq. Sutton Law Center 699B Sierra Rose Drive Reno, Nevada 89511 (775) 824-0300____________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock:	2,000,000	$0.10	$200,000	$100

[1] Estimated solely for purposes of calculation the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

SINEWIRE NETWORKS INC.
SHARES OF COMMON STOCK
No Minimum - 2,000,000 Maximum

Prior to this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Hani Zabaneh, one of our officers and directors, will be the only person offering or selling our shares.

Investing in our common stock involves certain risks. See "Risk Factors" starting at page 6.
	Price Per Share	Aggregate Offering Price	Maximum Net Proceeds to Us
Common Stock	$0.10	$200,000	$175,000

There is no minimum number of shares that has to be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise at least $68,500 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2002.

TABLE OF CONTENTS

Page No.
SUMMARY OF PROSPECTUS	5
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR COMPANY	6
RISKS ASSOCIATED WITH THIS OFFERING	12
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING	18
BUSINESS	20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	27
MANAGEMENT	31
EXECUTIVE COMPENSATION	34
PRINCIPAL STOCKHOLDERS	35
DESCRIPTION OF SECURITIES	36
CERTAIN TRANSACTIONS	37
LITIGATION	38
EXPERTS	38
LEGAL MATTERS	38
FINANCIAL STATEMENTS	F-1

SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information About Our Company

We are a start-up wireless communications service provider company. We have no assets or business operations. We have only just completed our business plan to supply wireless high speed last mile (backbone to consumer) and last foot (LAN) transmission services, and complementary value-added Internet and telecommunications services. We intend to primarily target business parks surrounding cities with populations greater than 500 000 people. In addition, we intend to offer services to multiple dwelling units (MDUs) located outside the areas receiving high bandwidth service from the telecommunications companies. To accomplish this, we intend to utilize fixed wireless systems to provide fast and efficient service to our customers at very competitive rates. To date we have not commenced the implementation of our proposed business plan. We intend to proceed with implementation of our proposed business plan on completion of this offering. See the "Business" section for a more detailed description of our proposed plan for developing our software.

Our administrative office is located at 1030 W. Georgia St., Suite 1208, Vancouver, British Columbia, Canada V6E 2Y3, telephone (604) 662-7900 and our registered statutory office is located at 502 East John Street, Carson City, Nevada, 89706. Our fiscal year end is December 31.

The Offering

Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the offering" in this prospectus for a more detailed description of the terms of the offering.

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.001
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Maximum possible net proceeds to our company	Up to $150,000
Use of proceeds	We will use the proceeds to pay for the development and marketing of our first artificial intelligence software algorithm, Randomix. See "Use of Proceeds."
Number of shares outstanding Before the offering	5,000,000
Maximum possible number of shares outstanding After the offering	7,000,000

We will sell the shares in this offering through Hani Zabaneh, one of our officers and directors. Mr. Zabaneh intends to offer the shares through advertisements and investment meetings and to friends of our officers and directors.

There is no minimum number of shares that have to be sold in this offering and the shares will be sold on a best efforts basis only. If we do not raise at least $100,000 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. We have no operating history and have maintained losses since inception which we expect to continue into the future.

We were incorporated on October 4, 2001 and only just recently completed our business plan to provide wireless high speed Internet. We have not commenced operations or realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $2,000. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

- the performance of our software developer

- our ability to develop and successfully market our software

- our ability to generate ongoing revenues

- our ability to reduce development and marketing costs

- our ability to compete with more established wireless service provider companies

Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the research, development and marketing of software. We may fail to generate revenues in the future. Failure to generate revenues will cause us to go out of business.

2. Changes in the wireless communications industry may render our business plans obsolete. If we are unable to keep up with industry changes our proposed business will fail and you will lose your entire investment.

The wireless communications industry is fast paced and rapidly changing. Our plans as they exist today may not be viable in the future. Shifts in technology, business and consumer demands, use of alternative wireless services by businesses and consumers, and government regulations could hinder our strategy and growth plans. If we cannot keep up with changes in the wireless service provider industry our proposed business will fail and you will lose your entire investment.

3. We face substantial competition from established and new companies in the wireless communications industry. If we are unable to compete with these companies our proposed business will fail and you will lose your entire investment.

We face intense competition from established and new wireless service provider companies. We may not be able to compete effectively with these companies now or in the future. Many of our potential competitors have significantly greater financial, marketing, technical and other competitive resources, as well as greater name recognition, than we have. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in consumer requirements or may be able to devote greater resources to the promotion and sale of their wireless services. We may not be able to compete successfully with our potential and existing competitors. In addition, competition could increase if new companies enter the market or if existing competitors expand their services. An increase in competition could result in price reductions and loss of market share and could have a material adverse effect on our business, financial condition or results of operations. To be competitive we will need to continue to invest in engineering, research and development and sales and marketing. We may not have sufficient resources to make such investments or that we will be able to make the technological advances necessary to remain competitive. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom we have relationships, to increase the visibility and utility of their services. Accordingly, new competitors or alliances may emerge and rapidly acquire significant market share. If we are unable to compete with companies in the wireless service provider industry, our proposed business will fail and you will lose your entire investment.

4. We may experience unanticipated problems, expenses or delays in deploying our wireless service networks that may cause us to go out of business.

Our ability to successfully develop, produce and sell our software programs and to eventually generate operating revenues will depend on our ability to:

successfully market and deploy our wireless service networks;

successfully continue to enhance our networks to keep pace with changes in technology and changes demanded by users of such services; and

obtain the necessary financing to implement our business plan.

Given that we have no operating history, no revenues and only losses to date, we may not be to achieve any of these goals and we may never develop a sufficiently large customer base to be profitable.

5. We need financing from this offering to implement our proposed business plan and to market and deploy our proposed wireless service networks. If we do not raise at least $100,000 we will not be able to continue our proposed operations and you will lose your entire investment.

We need financing from this offering to complete to implement our proposed business plan and to market and deploy our proposed wireless service networks. If we are unable to raise at least $100,000 we will not be able to undertake our proposed business operations and you will lose your entire investment. In addition, we may:

- incur unexpected costs in implementing our proposed business plan and/or the marketing and deploy of our proposed wireless service networks;

- incur delays and additional expenses as a result of technology failure;

- be unable to create a substantial market for proposed wireless networks; or

- incur significant and unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans. We will depend exclusively on outside capital to pay for the marketing and deployment of our proposed wireless networks. Such outside capital may include borrowing. Capital may not be available to meet these continuing development costs or, if the capital is available, it may be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we were unable to obtain financing in the amounts required our proposed business will fail and you will lose your entire investment.

6. We expect to experience significant and rapid growth in the scope and complexity of our proposed business as we proceed with our proposed marketing and deployment of our wireless networks. If we are unable to hire staff to handle sales and marketing of our services and manage our operations, our growth could harm our future business results and may strain our managerial and operational resources.

As we proceed with the marketing and deployment of our wireless networks, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to hire staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. If we fail to develop and implement effective systems, or hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our proposed business, or fail to manage growth effectively, our proposed business will fail and you will lose your entire investment.

7. Unless we can establish significant sales of our proposed wireless services, we will have no ability to generate revenues and you will lose your investment.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our wireless services. We expect that these services will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of our services is, therefore, critical to our future success and our ability to generate revenues. Failure to achieve broad market acceptance of our wireless services, as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend on the successful introduction and market acceptance of our wireless services. There can be no assurance that we will be successful in marketing wireless networks or services, and any failure to do so would significantly harm our business.

8. We have not completed commenced the marketing and deployment of our proposed wireless networks and we have no contracts for the sale of our wireless services if and when we are ready to deploy them. If we are unable to market and deploy our services we will not be able to generate revenues and you will lose your investment.

We have not commenced the marketing and deployment of our proposed wireless networks. The success of our proposed business will depend on the marketing and deploy of our networks and the acceptance of our services by the wireless communications industry, including businesses and the general public. Achieving such acceptance will require significant marketing investment. Our proposed wireless networks may not be accepted by the wireless communications industry at sufficient levels to support our operations and build our business. If our wireless services are not accepted by the wireless industry our proposed business will fail.

9. We will be dependent on resellers for the sale of our wireless services. If we are not successful in opening our distribution channels we may not be able to generate revenues and you may lose all your investment.

We have no reseller agreements to distribute our wireless services and we may never get any. Further, we may not be able to deliver any wireless services to these companies in a timely manner or these companies may not be able to sell our wireless services in volumes anticipated by us. Our growth will be dependent on our ability to expand our third-party distribution channels to market, sell and distribute our proposed services. While our strategy is to enter into additional agreements with resellers, we may not be able to successfully attract additional vendors to distribute our services. In addition, we have no experience in marketing our proposed services through resellers or at all and we will have little, if any, control over any third-party resellers. We may not be successful in our efforts to generate revenue from these distribution channels, and we may not be successful in recruiting new organizations to represent us and our proposed services. Any such failure would result in us having expended significant resources with little or no return on our investment, which would significantly harm our proposed business.

10. Rapid technological changes in the wireless communications industry could render our proposed wireless networks non-competitive or obsolete and consequently affect our ability to generate revenues and become or remain profitable.

The development of our networks and the marketing and sales of our services are exposed to risks because of the rapidly changing technology in the computer software and hardware industry. Although we will engage network developers who are experienced in the development of wireless networks, we have no experience in developing and marketing such services. In addition, future advances in the wireless communications industry could lead to new technologies or services competitive with or superior to the proposed services to be provided by us, if any. Those technological advances could also lower the costs of other services that compete with our proposed networks resulting in pricing or performance pressure on our proposed wireless networks, which could harm our proposed business operations.

11. Unscheduled delays in development of our proposed wireless networks, if any, or the implementation of our sales program could result in lost or delayed revenues.

Delays and related increases in costs in the development of our wireless networks or the implementation of our sales and marketing program could result from the following causes:

- delays in the development and engineering of our wireless network;

- delays in hiring or retaining experienced wireless communications engineers;

- delays in locating and hiring experienced sales and marketing professionals; and

- delays caused by other events beyond our control.

We may not be able to successfully develop and engineer our proposed networks or at all or on a timely basis and even if we do we may not be able to implement our sales and marketing program successfully or in a timely manner. A significant delay in the development, testing and release of our proposed services or a delay in the implementation of our sales and marketing program could result in increased costs and could cause our proposed business to fail.

12. The inability to retain skilled engineers to engineer our proposed networks would have an adverse impact on future development and could impair our ability to succeed.

Our performance will be substantially dependent on the technical expertise and consulting services of wireless communications engineers. Our performance will also substantially be dependent on our ability to continue to hire and retain technical expertise. There is intense competition for skilled personnel, particularly in the field of wireless service providers. The loss or inability to obtain the services of skilled engineers to develop and engineer our proposed networks could harm our proposed business operations.

13. The wireless communications industry is a highly competitive industry and some of our competitors may be more successful in attracting and retaining customers. We may not be able to compete effectively because we have not established any name recognition and because our competitors are established and have greater resources than we do.

We will encounter competition from other wireless Internet service providers and from an increasingly competitive wireless communications industry in general. The growing market for wireless communications services has attracted new market participants as well as expansion by established participants resulting in substantial and increasing competition. Many of our present and future competitors in the wireless service provider market have substantially greater:

financial, marketing, technical and development resources;

name recognition; and

experience than we do.

Our competitors may be able to respond more quickly to new or emerging advancements in the wireless Internet and communications market and to devote greater resources to the development, promotion and sale of their wireless services. We may not be able to successfully compete against current or future competitors that could significantly harm our proposed business. While we believe that our proposed networks will be competitive in the wireless communications market, our competitors may succeed in developing better services. In addition, our current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that could increase their ability to capture a larger portion of the market share for such wireless service. This type of existing and future competition could negatively affect our ability to form and maintain any agreements with distribution, reseller, bundling and marketing partners which we may establish in the future. We may be unable to compete successfully against current and future competitors, and any failure to do so will cause our proposed business to fail.

14. Our officers and directors lack experience in the wireless service provider industry and will be devoting only a fraction of their professional time to our activities. If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our officers and directors have little or no direct experience in the management or operation wireless service provider. They will be relying on advice from engineers and consultants that they hire. In the future we will be required to recruit management with more expertise in the wireless service provider industry and we may be unable to do this. In the mean time, our current officers and directors will be devoting only approximately 5% of their professional time to our operations. Our management's lack of experience and devotion of time may make us more vulnerable than others companies to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. In particular, if management's estimates of expenditures are erroneous our business will fail and you will lose your entire investment. Our management's lack of previous experience may harm our operations or cause us to go out of business.

15. The risk that you could lose all of your investment increases with any shortfall of the $200,000 maximum amount that we are trying to raise in this offering. We will close this offering within 90 days even if we raise only a nominal amount. We need a minimum of $50,000 to cover our offering expenses.

Even if we raise the entire $200,000 maximum amount we are trying to raise in this offering you could lose all of your investment if we do not have enough money to implement and complete our proposed business operations. The risk that you could lose all of your investment increases with any shortfall of the $200,000 maximum amount that we are trying to raise in this offering. Your risk increases because if we raise less money it would be more likely that we will not have sufficient funds to implement or complete our proposed business operations. We will close this offering within 90 days even if the amount we raise only a nominal amount and we will not refund any money we raise. We need a minimum of $50,000 to cover our estimated offering expenses. We may not even be able to raise this amount. If we are not able to raise sufficient funds to cover our estimated operating expenses and implement and complete our proposed business operations we will go out of business and you will lose your entire investment.

16. Because our directors have foreign addresses this may create potential difficulties relating to service of process in the event that you wish to serve them with legal documents.

Neither of our current directors and officers have resident addresses in the United States. They are both resident in Canada. Because our officers and directors have foreign addresses this may create potential difficulties relating to the service of legal or other documents on any of them in the event that you wish to serve them with legal documents.

RISKS ASSOCIATED WITH THIS OFFERING:

17. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to complete the development, marketing and deploy of our wireless services. No money will be refunded to you under any circumstances.

18. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

19. Because Mr. Zabanah and Ward will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be the directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Zabanah and Ward will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Zabanah and Ward will be able to elect all of our directors and control our operations.

20. You are risking up to $200,000 to fund our proposed operations and if we fail you will lose all of your investment.

You will be providing up to $200,000 to fund our proposed operations. As a result, if we cease proposed operations for any reason, you will lose your entire investment.

21. Mr. Zabanah and Ward's control prevents you from causing a change in the course of our operations.

Because Mr. Zabanah and Ward will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

22. There is no public trading market for our common stock, so you may be unable to sell your shares.

There is currently no public trading market for our common stock. A market may never develop for our common stock. If a market does not develop, it will be very difficult, if not impossible for you to resell your shares.

23. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 5,000,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.001 per share. Subject to the restrictions described under "Future Sales by Existing Stockholders" on page 32 of this prospectus, they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used for offering expenses. We will use the net proceeds as follows:

Amount raised:	$50,000	$100,000	$150,000	$200,000

Allocation
Offering expenses	$50,000	$50,000	$50,000	$50,000
Wireless service, marketing and deployment costs	$0	$50,000	$100,000	$140,000
Working capital	$0	$0	$0	$10,000

Wireless service, marketing and deployment costs are the expenditures we plan to make in connection with the engineering and development of our wireless networks, the marketing of our wireless services and the deployment of our networks. In particular, the anticipated expenditures are as follows:

    Network Engineering/Development Costs: $10,000 to $50,000 - this amount includes all fees we anticipate for an engineer to design our wireless network.
    Marketing Costs: $20,000 to $50,000 - this includes all expenses for the marketing and sales of our initial launch of wireless services.
    Deployment Costs: $20,000 to $50,000 - this includes all costs for the deployment of one initial wireless network.

Please see "Risk Factors" starting at page 6 and, in particular, see Risk Factor number 16 regarding our management's lack of experience in wireless service provider.

If we raise less than $100,000 in this offering we may not be able to pay our offering expenses and we will not be able to commence the engineering of wireless network or commence our marketing and deployment of services. If we are unable to accomplish these things, we will not be able to continue our proposed business operations. We are not going to spend any sums of money or pay any costs for engineering our networks, or marketing and deploying our wireless services until this offering is completed.

Working capital is the cost related to operating our office.

We have allocated a wide range of money to pay costs of engineering our network, and for the marketing and deployment of our services. That is because we do not know how much will ultimately be needed to fund these costs in respect of our initial wireless network.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

- our lack of operating history

- the proceeds to be raised by the offering

- the amount of capital to be contributed by purchasers in this offering in proportion to the amount - of stock to be retained by our existing Stockholders

- our relative cash requirements

- the price we believe a purchaser is willing to pay for our stock

See "Plan of Distribution; Terms of the Offering."

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of November 30, 2001, the net tangible book value of our shares of common stock was NIL per share based upon 5,000,000 shares outstanding.

Upon completion of this offering, in the event that all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $200,000, or approximately $0.03 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.03 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $150,000, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $100,000, or approximately $0.015 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.015 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.015 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $50,000, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have, or will have, made contributions of cash totalling $5,000, or approximately $0.001 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have, or will have, made contributions of cash totalling $5,000, or approximately $0.001 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have, or will have, made contributions of cash totalling $5,000, or approximately $0.001 per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 9.09% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 90.91% of the total number of shares then outstanding, for which they have, or will have, made contributions of cash totalling $5,000, or approximately $0.001 per share.

The following table compares the differences of new investors' investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS
Price per share	$0.001
Net tangible book value per share before offering	NIL
Net tangible book value per share after offering	$0.03
Increase to present stockholders in net tangible book value per share after offering	$0.03
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	71.43%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
Price per share	$0.10
Dilution per share	$0.07
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.08%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.085
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.67%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9.09%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a maximum period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Hani Zabanah, one of our officers and directors. Mr. Zabanah will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. Zabanah will receive no commission from the sale of any shares. Mr. Zabanah will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Zabanah has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Zabanah is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Zabanah is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Zabanah has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Zabanah intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and in a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

execute and deliver a subscription agreement;

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "SINEWIRE NETWORKS INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

BUSINESS

General

The company was incorporated in the State of Nevada on October 4, 2001. We are a start-up wireless Internet service provider. We maintain our statutory registered agent's office at 502 East John Street, Carson City, Nevada, 89706 and our business office is located at #1208 - 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 4Y3. Our telephone number is (604) 662-7900. Our offices are leased from Alpha Beta Developments Inc. on a month-to-month basis and our monthly rental is $200.

Background

We have only recently completed our business plan to provide wireless communications services to underserved markets throughout North America. We have not yet commenced the engineering of our proposed wireless networks, or the marketing and deployment of our proposed services. We intend to do this upon completion of this offering.

Proposed Business Focus

We intend to provide a telecommunications delivery service to businesses, Internet Service Providers (ISPs) and telecommunication companies in underserved markets in North America. Our proposed networks will act as a conduit for the transmission of wireless high speed and complementary value-added Internet and telecommunications services. In particular, we intend to provide last mile (Internet backbone to customer) and last foot (LAN) wireless connectivity. We intend to accomplish this through the establishment of strategic relationships with complementary businesses within the target markets. Potential strategic partners include the telecommunications companies that supply the main fibre optical backbone to which we will connect and property companies possessing roof rights needed for the deployment of the services. We have not obtained any such strategic partners to date.

Potential Revenue Streams

There are six potential revenue streams which we are targeting in our proposed business plan:

- Leasing of bandwidth (directly to end user or through ISP's)

- Installations

- Telephony (voice/ video/ fax)

- Establishing virtual private networks (Wireless Local Loops - WLL)

- On-line services such as e-mail, web hosting & security solutions

- Network/ LAN extensions

Unless we are able to derive revenue from any or all of these six potential sources our proposed business operations will fail.

Transmission Technology

To transmit our proposed wireless communications service, we intend to use fixed two-way wireless radio signal devices. Operating within the public transmission bands, this technology is capable of providing bandwidth from 1.5Mbps to a present maximum of 33Mbps.

The hubs will be able to serve point to point (servicing one building with multiple tenants) and point to multi-point (servicing multiple buildings with one or more tenants), depending on the location of our potential customers.

The equipment selected by us also has the capability to operate within licensed bands if such service is required. The decision to pursue licensed bands will vary from one country to another based on availability, regularity issues and cost.

We recognise that advancement in transmission technologies is inevitable and will therefore continue to monitor new technology to complement or replace our wireless service as warranted in the future.

The Market Opportunity

1. The High Bandwidth Market

According to Forbes magazine, the number of Internet users worldwide soared to more than 300 million in the year 2000. The growing acceptance & reliance on computers and the Internet in the workplace has resulted in an increasing demand for high bandwidth access to facilitate the transfer of large volumes of corporate data. In many parts of the world there is no infrastructure in place to accommodate this increasing demand. Within North America, the outlying business parks and residential subdivisions are the areas not being reached by broadband access; in other parts of the world, the neglect spreads right to the city core.

Wireless access technologies are a cost-effective alternative to wire-based communications, since they eliminate the cost of installing copper wire, cable or fibre; obtaining access rights-of-way; street excavations to lay wire and many other costs associated with wire-based solutions.

International Data Corp. (IDC) estimates that revenue generated by basic services delivered via fixed wireless technologies will grow from $767 million in 1999 to $7.4 billion in 2003 worldwide.

In the opinion of the Cathers In-Stat Group, the whole wireless communication industry is expected to grow to an unprecedented US $177 billion by the year 2006. Cisco, a recognized leader in the Internet infrastructure industry, endorses such growth estimates by expressing the opinion that "the Broadband wireless market alone will reach $16 billion by 2005."

2. Target Market

In North America, we intend to target business parks and multiple dwelling units (MDU) surrounding major cities with populations greater than 500,000. We may also look for opportunities outside of North America in the future, at which time our target market will expand to include city centres.

In general, the targeted business parks contain numerous small single or double story buildings, which are widely spaced, thus lacking the density of the urban cores. The sprawling nature of such subdivisions makes the installation and use of fiber extremely expensive. DSL technology, which is currently endorsed by the telecom companies, is still not a viable option for guaranteed broadband due to issues in speed degradation, that is related to the distance of the target customer from the telecom companies' central offices. In some areas of service where the central office is several miles from a business location, DSL is almost as slow as using a 56k modem.

Our typical prospective customer will be a company with a minimum of 10 employees, using a number of personal computers (PCs) installed on their premises and generally linked by a Local Area Network (LAN). The customer will have a Web site and will be using the Internet for some preliminary e-commerce activity. Although many target customers may be ready for Application Service Provider services, the lack of adequate bandwidth will inhibit them from the uses of such services. Preliminary contact with prospects in a broad section of the market has confirmed that if service were available today the companies would become immediate prospective clients.

In North America alone, at least 160 cities have no adequate high speed bandwidth service to their business parks. On average, each of those cities have 20 business parks and, in turn, each subdivision hosts an average of about 250 companies, resulting in approximately 5,000 potential clients per city for an aggregate of approximately 800,000 potential clients within the high speed bandwidth market.

Our proposed broadband wireless access system will be intended to provide the following key benefits to its prospective customers:

Installation Speed and Simplicity: Installing a wireless system can be fast and easy and avoids the disruption caused by pulling cable through walls and ceilings.

Installation Flexibility: Wireless technology allows the network to go where wire cannot go.

Reduced Cost: Overall the cost to the consumer will be lower than the competition due to the lower cost of installation and operation.

Scalability: Wireless LAN systems can be configured in a variety of topologies to meet the needs of specific applications and installations. Configurations are easily changed and range from peer-to-peer networks suitable for a small number of users to full infrastructure networks of thousands of users that enable roaming over a broad area.

Business Objectives & Milestones

Our goal is to be a competitive broadband wireless access solution provider. Our strategy for achieving this goal includes the following core elements:

1. Markets

Due to the speed of change in the Internet market, we intend to expand aggressively in order to secure major markets.

Using the proceeds from this offering, we intend to complete a test bed network in Vancouver, BC by the end of our first year of operations.

In the second year of operations, and subject to additional financing, we intend expand to Edmonton, Calgary and Saskatchewan.

In the third year of operations, subject to additional financing, we intend to expand into the US.

2. Services

We intend to be low cost supplier of data transmission and to capitalize on markets that traditional telecommunications companies have so far ignored. We also intend to offer data products such as long distance, fax, voice mail, email and web pages. We intend to deliver high-quality customer service and support

3. Technology

We intend engineer our proposed networks using technology that initially delivers 1-33 Mbps, but that will potentially increase to 155 Mbps within one year.

4. Operations

We will attempt to leverage strategic relationships with the commercial real estate sector and with fibre optic backbone providers (primarily telecom companies). We have no such relationships as of the date hereof and we cannot be sure that we will ever establish any such relationships.

Key Success Factors

The following factors will be important for the potential success of our business:

1. Strategic Relationships

It is extremely important for us to build relationships with the backbone fibre optic suppliers and commercial real estate holders within our target markets in order to secure the resources we need to reach our prospective customers. We are have not established any significant strategic relationships to date.

2. Aggressive Expansion Strategy

In order to compete and secure a customer base, we will have to aggressively expand into our target markets. Being an early entrant will reduce costs in obtaining customers, since we will not have to convince potential customers to switch from existing high bandwidth suppliers.

Companies that are able to penetrate the market quickly and can provide an efficient and effective wireless solution will enjoy significant competitive advantages. Unless we are able to do this we will be at a distinct disadvantage. In particular, being first within a target market allows a company to establish:

Reputation - A company's image and reputation is important to prospective customers and the early entrant can develop an enhanced reputation by being a pioneer.

Customer Loyalty - By providing affordable access and superior support with value added services, a company can ensure long-term customer loyalty.

Learning Curve - Early entry can initiate the learning process in a business. Experience is difficult to imitate, so competitors, who enter the market after, will always be one step behind.

Preemptive Position - A policy of rapid growth through affiliation and acquisition of complementary marketing entities allows companies to build on a significant scale before a competitor can copy and execute a catch up strategy.

Service Package Definition - A company that enters the market first is able to pioneer what is necessary to satisfy customers needs by supplying their "last mile access" as well as their "last foot access" with the installation of a wireless LAN to fully utilize their "last mile access."

We cannot guarantee that we will be able to penetrate our target market faster than our competition. Unless we are able to do this we will be at a distinct disadvantage.

3. Brand Recognition

If we are to compete within the wireless communications industry, we must establish positive brand recognition in our target market as being a low-cost high bandwidth provider.

4. Customer Focus & Service

Marketing is a large expense, consuming the company resources, in terms of both cash and effort. The cost of keeping a customer is much less than the cost of seeking and signing up a new customer, thus making retention of customers an extremely important objective.

To achieve excellent customer service, we will ensure that we continue to offer any of our customers affordable, quality services, together with excellent customer care and technical support, thereby reducing the risk of customer turnover and negative publicity.

5. Skilled Management Team

Our directors and officers currently lack experience in developing, marketing and deploying a wireless communications network. As such, we must retain skilled management and employees relevant to our business focus. In-depth knowledge of operations, regions (markets), key contacts, and in-depth knowledge of communications transmission technology will be essential for our implementation of our business plan. We intend to hire skilled officers, employees and/or consultants on completion of this offering.

Competitive Analysis

1. Barriers to Entry

There are several barriers to entry into the high bandwidth transmission market, which reduce potential competition in the industry.

Real Estate Access

The greatest barrier to wireless providers entering this market is access to roof rights on strategically located real estate. Such access is required for the placement of antennae needed to deliver and transmit the radio signals within the company's network. We will attempt to align ourselves with major real estate owners within our target markets, so as toe enable us to overcome this hurdle. We currently lack such contacts.

Cost of Infrastructure

The cost of installing the infrastructure for wired based systems is extremely expensive, placing many potential markets out of reach for wire or cable transmission-based companies for the foreseeable future. Although less expensive than wired systems, wireless systems also have large costs making it a risky venture in markets in which there is already established competition between the telecom and cable companies. Therefore, we will target untapped and under-served markets outside of the city cores.

Brand Recognition

A service provider with a known and well-recognized brand name will typically be chosen in preference to its less recognized competitor. We will lack brand recognition and this may place us at a significant disadvantage. However, we intend to establish brand recognition and customer loyalty by offering superior service to competitors.

2. Alternative Technologies

The following is a list of the alternative forms of high-bandwidth mediums with which we will be competing:

Various Transport Alternative Platforms	Current Availability for Business	Maximum Upstream Data Rate	Maximum Downstream Data Rate	Cost	Time to Market	Symmetrical or Asymmetrical
Fibre-in-the-loop	High	2.5 Gbps	2.5 Gbps	High	Slow	Symm.
Hybrid Fibre Coax (HFC)	Low	10 Mbps	30 Mbps	High	Slow	Asymm.
Broadband fixed wireless	Low	33 Mbps	33 Mbps	Low	Fast	Symm.
Very small aperture terminal	High	2 Mbps	2 Mbps	Moderate	Moderate	Asymm.
Broadband Satellite	Medium	64 Kbps	400 Kbps	High	Slow	Asymm.
Enhanced Copper (ADSL, xDSL)	Low	640 Kbps	1.5 Mbps	High	Slow	Asymm.
Twisted pair copper (analog)	High	56 Kbps	56 Kbps	Low	Fast	Symm.
Cellular Data	Medium	19.6 Kbps	19.6 Kbps	Moderate	Moderate	Symm.

Satellite and wireless cable companies are also trying to offer services to the market, but they are not offering high-speed bandwidth delivery to match the market's needs.

Established Telecoms

The major telecommunications companies, whether Incumbent Local Exchange Carriers (ILECs) or Competitive Local Exchange Carriers (CLECs), compete in the general bandwidth market, offering an assortment of High Speed Bandwidth services, with particular concentration on xDSL and T1 (1.5Mbps) and up services. While these companies have a meaningful presence in the urban cores, they have not been willing to expand their services into our target market. The primary reason for this is cost. The need to ensure that the copper circuits are robust enough to provide quality connectivity for DSL services is cause for concern and apprehension within the engineering departments of the ILECs. Compounding that problem, due to the time it takes technicians to install a DSL circuit at a customer's premises, installation has proven to be slow, very expensive and a severe drain on technical personnel resources.

High Speed Landline Providers

Rhythm's, Covad, Northpoint and other companies specialize in the delivery of ADSL across North America. They operate as both wholesale service providers and end user service providers. These companies are expanding as quickly as they can, but are dependent upon the ILECs and are thus restricted in their deployment by the problems encountered by the major carriers. In addition, the ADSL specialists are finding that the limitations imposed by wire standards and Central Office equipment is slowing down their deployment of services.

Cable Companies

Cable modems are designed to provide broadband Internet access and are targeted primarily at the residential market. Cable lines pass by 100 million homes in North America, but only a portion of those homes currently have access to two-way cable modem service. In order to fully implement two-way communications, many cable operators must first upgrade their older networks. Cable modem performance deteriorates as the number of subscribers simultaneously using the system in a particular coverage area increases.

Satellite and Wireless Cable

Satellite and Wireless Cable service suppliers, including Direct Satellite & Services and Hughes Network Systems do offer an alternative to our proposed services. However, the transmission technology utilized by these companies is severely limited and effective for high-speed downlink only. The companies rely on 56Kbps analog modem service for their uplink and thus fall short of the market's needs. Customers with 10 or more people on line would find the telephone connection both frustrating, because of the low speed "uplink", and expensive because of the number of return telephone lines that would be required.

Fibre-based Solutions

Fibre-based solutions and high-capacity leased lines offer the highest data transmission rate of any of the alternative technologies for broadband access. However, these solutions are costly to deploy for small business and residential subscribers.

3. Direct Competition

There are a number of wireless high-speed bandwidth companies starting to appear across North America including World Wide Wireless Networks, Metricom, Winstar Communications and Zoolink. These companies are focusing on the city cores and not the outlying business parks that we intend to target.

Marketing Plan

1. Brand Equity

When naming our company, the founders sought to choose a name that would be distinctive and that could be established as an easily remembered brand in the increasingly competitive wireless market.

Being an early entrant into the wireless marketplace, we face an opportunity to secure brand recognition as a 'low price alternative to high bandwidth access' before competition develops. Our strategy of developing brand image and awareness is critical to securing and maintaining a meaningful share of the target market.

Unless we are able to develop appropriate brand image and secure our share of the target market our proposed business operations will fail.

2. Advertising

Our marketing plan will target the widest possible market. Due to the variety of different mediums of advertising, we intend to change our marketing plan periodically to maximize advertising exposure to our target market. We intend to customize our advertising campaign according to the particular target area in which we are marketing.

We intend to seek relationships with telecom companies to use their existing fibre network. We cannot guarantee that we will be able to obtain such relationships but if we are able to then most of our advertising efforts will be done in joint association with the telecom companies.

After completion of this offering, and during the first six months of operation, if any, we intend to use direct mail and flyers to make prospective customers aware of our presence.

If we are able to, we intend to conduct more public advertising, with the use of stationary and mobile (bus) billboards. Subject to financing, we will also expand our potential marketing effort through the utilization of trade magazines distributed within the target markets.

We will develop and maintain a Web site, permitting customers and potential customers to obtain information on its current and proposed services, and to access customer services focused on ensuring customer loyalty and satisfaction.

3. Viral Marketing

Word of mouth advertising is often the most effective form of advertising. However, it can also prove the most damaging if a company fails to deliver excellent customer service. If we are able to deploy services, we will strive to ensure that we provide quality customer service so that our reputation is favourable with the public.

4. Promotions

Subject to obtaining sufficient financing, we intend to attend local trade shows dedicated to business technologies, and business association presentations within the target market in order to demonstrate the abilities of the wireless system to the target consumer.

5. Pricing

We intend to price our proposed services in line with the pricing set for the delivery of high-speed bandwidth (T1, DSL, and ATM services) to the urban cores by the ILECs, CLECs or other carriers competing in that arena.

Busines class services descript.	aCCESS sPEED (mbps)	bundled data traffic (gb)	Length of Contract (years)					installation one time FEE
			1	2	3	4	5
Shared service	0.384	1.2	$189	$179	$159	$139	$129	$250
384 managed service	0.384	1.8	$374	$339	$309	$279	$249	$500
770k managed service	0.770	3.6	$749	$679	$609	$549	$499	$750
1.54 Meg managed service	1.544	7.2	$1,499	$1,349	$1,219	$1,099	$989	$1500
3.08 Meg managed service	3.088	14.4	$2,700	$2,429	$2,189	$1,969	$1,779	$2,500
10 Meg managed service	10.00	47.00	$4,500	$4,049	$3,649	$3,289	$2,959	$4,500

5. Sales Strategy

We have conducted location specific market research to ascertain that adequate demand exists within a targeted industrial subdivision. Subject to financing under this offering, we intend to commence our sales effort with an aggressive marketing campaign to announce the availability of our services. Each prospect within the target subdivision will then receive a follow-up individual sales call. Information gathered from these visits will be entered into a database that will form a valuable central information resource regarding both prospective and existing customers.

Our anticipated selling cycle is expected to be less than 30 days for those prospects with an immediate need for greater high-speed bandwidth.

Risk Analysis

As with any new business, especially those in an evolving industry, we are a very high-risk venture with many variables to contend with. Management recognizes these risks and will strive to reduce their impact as much as possible.

1. Industry Risk

Regulations

Although we intend to operate within the communications/utilities industry, we will not subject be to regulation by the Canadian-radio Television Commission or the US State Public Utilities Commissions. In particular, since we intend to operate our wireless services within the public frequency bandwidth, no legal registration is currently required. However, regulations or restrictions may be implemented by these or other regulatory boards or agencies and we may not be able to comply with those regulations without significant cost.

Since both federal and state authorities regulate the sale of telecommunication services in the US, we will closely monitor the licensing requirements and secure all permits, licenses, and bonds required to operate and continue to operate our proposed business.

Other applicable regulations are provincial, state, and local ordinances or zoning laws related to the use of building roofs for antennas. We will attempt to comply with these laws and regulations but we may incur significant costs in doing so.

Competition

There are already several competitors within our target market of wireless broadband services. We may not be able to compete with these companies. We will need to establish and maintain high quality service, network reliability and a competitive service package fulfilling all the relevant needs of the customer base in order compete.

Economic

The current economic downturn may well affect our proposed business operations. The degree to which the economic downturn affects our business depends on whether prospective customers view broadband communications services as important or as unnecessary.

2. Technology Risk

In deploying our proposed wireless networks, we will use technology is non-proprietary. Other companies can purchase and deploy the same equipment and services and compete directly with us. Our only means to mitigate this risk is to move quickly with the full co-operation of the suppliers of the technology to capture a substantial share of the prospective customer base. If we are unable to do this our business will fail.

Internet and communications technology is in a constant state of change and evolution. In order to stay competitive, we will have to regularly update and replace our equipment and software to take advantage of applicable advances in technology. Costs associated with keeping up with technological changes are great and such expenditures may cause us to go out of business.

Employees and Employment Agreements

At present, we no employees, other than Mr. Zabanah and Mr. Ward, our officers and directors, who have received no compensation to date, other than in the form of a compensation stock award. Messrs. Ward and Zabanah, do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a start-up, wireless communications service provider company. We have only just completed our business plan and we have not yet commenced operations or generated or realized any revenues from our proposed business operations.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to our offering expenses and then to pay ongoing wireless service provider and marketing costs. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

No Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a start-up wireless communications service provider company and we have only just completed our business plan. We have commenced operations or generated any revenues from our proposed operations so far. We may not be successful in implementing our proposed business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our interests, and possible cost overruns due to price and cost increases in services.

We are seeking equity financing in this current offering in order pay our ongoing costs of wireless service provider and marketing.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Plan of Operation

Subject to financing from this offering, over the next twelve months, we intend to hire an engineer to develop and engineer our wireless communications network system by July 2002, commence marketing and sales for our wireless services in September 2002, and deploy our first network in November 2002.

If we raise the maximum of $200,000 in this offering, we believe that we can pay our offering expenses and satisfy our cash requirements without having to raise additional funds in the next twelve months. If we raise less than $200,000 we may have to raise additional financing or we may not be able to continue our proposed business operations.

We do not expect to purchase or sell any plant or significant equipment. We will lease server space needed for hosting our proposed website.

We expect that we will only increase our number of employees by one during the next twelve months.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to commence operations or generate any revenues from our proposed business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in October 2001. This was accounted for by an advance of $2,000 and a subscription receivable in the amount of $3,000.

Our material commitments for capital expenditures include offering expenses in the estimated amount of $50,000. We require funds from this offering to pay all of these costs. However, any administrative or other costs such as legal and accounting fees, rent, printing, phone services and so forth which must be paid prior to completion of this offering will be paid by the directors in the form of short-term advances on behalf of the company.

We currently have no material commitments for capital expenditures. We require proceeds from this offering to pay the costs which will be associated with the development of our network, and the marketing and sales of our wireless services. If we are not able to raise money to pay these costs we will go out of business

If we do not raise at least $100,000 in this offering we will not be able to implement our proposed business operations. In particular, we will not be able to pay our offering expenses, market our services or deploy our networks unless we achieve sufficient financing in this offering.

As of November 30, 2001, our total assets were $2,000 and our total liabilities were NIL.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address:	Age:	Position(s):
Patrick J. Ward #1605 - 945 Marine Drive West Vancouver, BC Canada, V7T 1A8	29	President, Treasurer and member of the Board of Directors
Hani Zabanah 1410 Chippendale Road West Vancouver, BC Canada, V7S 2N6	31	Secretary and member of the Board of Directors

The persons named above have held their offices/positions and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Patrick J. Ward has been our President, Treasurer and a member of our board of directors since inception. Mr. Ward has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Since August 2001 Mr. Ward has been a director and officer in Voxaura Technologies Inc., a private company that develops and manufactures components and systems for the wireless communications infrastructure market.

In 2000 Mr. Ward worked as a Business Project Officer for Transport Canada.

In 1995 Mr. Ward co-started West Coast Internet Express, one of the first large Internet providers in Vancouver. The Company was sold to I-star Inc., one of the deep-pocketed providers that gained domination in the market. Mr Ward also helped start Storyteller Entertainment Inc., a small digital multimedia production house.

Since 1993 Mr. Ward has been a director and officer of Sunfire Ventures Inc., a private company which provides business consulting and strategic planning assistance.

Mr. Ward has an MBA from Pepperdine University and a B.Com in Entrepreneurial Management from Royal Roads University. Mr Ward also has a BSMG from Capilano College.

Hani Zabanah has been our Secretary and a member of our board of directors since inception. Mr. Zabanah has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Since 2000 Mr. Zabanah has been the Chief Operations Officer of Stock House Media Inc., a global provider of financial content and online community development products.

From 1998 to 2000 Mr. Zabanah was the Director of Operations for Stock House Media Inc.

1996 to 1996 Mr. Zabanah worked as an Analyst with Reliance Geological Services Inc., an exploration company.

1993 to 1996 Mr. Zabanah operated a small private dry-cleaning business.

Mr. Zabanah has a Bachelor of Science (Honours) from Queen's University.

Conflicts of Interest

We believe that Messers. Ward and Zabanah may be subject to conflicts of interest. The conflicts of interest arise from Messrs. Ward and Zabaneh's relationships with other technology companies. In the future, Messrs. Ward and Zabanah will continue to be involved in the technology industry for other entities that may result in the conflicts of interest. At the present time, we do not foresee a direct conflict of interest. The only conflicts that we foresee is Messrs. Ward and Zabaneh's devotion of time to technology projects that do not involve us.

Other than the above, we believe that none of our directors and officers will be subject to conflicts of interest other than their devotion of time to projects that do not involve us.

EXECUTIVE COMPENSATION

Summary Compensation

Our officers and directors have received no compensation to date and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We do not have any plans to pay our directors any money. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not expect to pay any cash salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be, assuming completion of the sale of all shares in this offering. Shares will be sold on a best efforts basis only and it may be the case that less than all or even no shares will be sold in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering	Percentage of Ownership If No Shares Sold in the Offering
Patrick J. Ward #1605 - 945 Marine Drive West Vancouver, B.C. Canada V7T1A8	2,500,000	2,500,000	35.7%	50%
Hani Zabanah #1605 Chippendale Rd. West Vancouver, B.C. Canada V7S 2N6	2,500,0000	2,500,000	35.7%	50%
All Officers and Directors as a Group	2,500,000	5,000,000	54%	100%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Twyman and Stewart are the only "promoters" of our company.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal rateable rights to dividends from funds legally available if and when as and if declared by our board of directors;

- are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the maximum number of shares are sold, the present stockholders will own approximately 71.43% of our outstanding shares. If no shares are sold under the offering, the present stockholders will own 100% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker-dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent for our securities immediately prior to the date this prospectus is declared effective.

CERTAIN TRANSACTIONS

The company was incorporated in the State of Nevada on October 4, 2001.

On October 25, 2001 we issued a total of 5,000,000 shares of restricted common stock to Hani Zabanah, and Patrick Ward, officers and directors of our company. This was accounted for as cash advances of $2,000 and a subscription receivable in the amount of $3,000.

Mr. Zabanah intends to advance small loans to us to be used for organizational and start-up costs and operating capital until this offering is completed. The loans will not bear interest and have not been advanced as of the date hereof. There will be no documents reflecting the loans and they will not be due on a specific date. Mr. Stewart will accept repayment from us when money is available. We plan to repay the loans from the proceeds of this offering provided that we raise the maximum amount.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2001, included in this prospectus have been audited by Malone & Bailey, PLLC, as set forth in their report included in this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by Sutton Law Center, a Professional Corporation, Reno, Nevada.

The validity of certain legal matters have also been passed on by Andrew B. Stewart, in his capacity as a practicing corporate and securities law attorney in British Columbia, Canada.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Auditor.

Our audited financial statement from inception to December 31, 2001 immediately follows:

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Sinewire Networks, Inc.
Vancouver BC, Canada

We have audited the accompanying balance sheet of Sinewire Networks, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the period from October 4, 2001 (Inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sinewire Networks, Inc. (a development stage company) as of December 31, 2001, and the results of its operations and its cash flows for the period from October 4, 2001 (Inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com

March 19, 2002

SINEWIRE NETWORKS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
December 31, 2001

ASSETS

Current assets
Cash	$ 1,972
Total current assets	$ 1,972

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued expenses	$ 2,000
Total current liabilities	2,000

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value, 25,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional paid in capital	400
Less: Subscription receivable	(3,000)
Deficit accumulated during the development stage	(2,428)
Total Stockholders' Equity (Deficit)	(28)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,972

See accompanying summary of accounting policies
and notes to financial statements.

SINEWIRE NETWORKS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

Inception through December 31,
2001

General and administrative	$ 2,428

Net loss	$ 2,428

Net loss per share:
Basic and diluted	$ 0.00

Weighted average shares outstanding:
Basic and diluted	5,000,000

See accompanying summary of accounting policies
and notes to financial statements.

SINEWIRE NETWORKS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Period from October 4, 2001 (Inception) through December 31, 2001

	Common stock		Additional paid in capital	Subscription receivable	Deficit accumulated during the development stage
	Shares	Amount
Issuance of common stock for cash	5,000,000	$5,000	$-	$(3,000)	$-
Expenses paid by shareholder	-	-	400	-	-
Net loss	-	-		-	(2,028)
Balance, December 31, 2001	5,000,000	$5,000	$400	$(3,000)	$(2,028)

See accompanying summary of accounting policies
and notes to financial statements.

SINEWIRE NETWORKS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

Inception through December 31,
2001

CASH FLOWS FROM OPERATING ACTIVITES:
Net loss	$(2,428)
Adjustments to reconcile net loss to cash used in operating activities:
Expenses paid by shareholder	400
Changes in current assets and liabilities:
Accrued expenses	2,000
NET CASH USED IN OPERATING ACTIVITIES	(28)
CASH FLOWS FROM FINANCING ACTIVITES:
Issuance of common stock	2,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,400
NET INCREASE (DECREASE) IN CASH	1,972
Cash, beg. of period	-
Cash, end of period	$1,972

See accompanying summary of accounting policies
and notes to financial statements.

SINEWIRE NETWORKS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business. Sinewire Networks, Inc. ("Sinewire") was incorporated in Nevada on October 4, 2001, to become a wireless communications service provider.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Accrued expenses consist of unbilled professional expenses.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Sinewire does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - COMMON STOCK

At inception, Sinewire issued 5,000,000 shares of stock to its two founding shareholders for $2,000 cash and a subscription receivable of $3,000.

NOTE 3 - COMMITMENTS

The Company began leasing its offices on a month-to-month basis for $200 per month in November 2001. The monthly rent has been paid by a shareholder.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Federal Taxes State Taxes Engineering Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expense	$ 100.00 6,500,000 10,000.00 20,000.00 0.00 0.00 5,000.00 5,000.00 3,000.00 400.00
TOTAL	$ 50,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Patrick J. Ward #1605 - 945 Marine Drive North Vancouver, B.C. Canada V7T 1A8	October 25, 2001	2,000,000	Advance and subscription receivable totalling of $2,500
Hani Zabanah #1410 Chippendale Rd. North Vancouver, B.C. Canada V7S 1A8	October 25, 2001	2,000,000	Advance and subscription receivable totalling of $2,500

We issued the foregoing restricted shares of common stock to Messrs. Ward and Zabanah pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Ward and Zahaneh are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	Restated Articles of Incorporation.
3.3	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Sutton Law Center regarding the legality of the Securities being registered.
10.1	Wireless service provider Agreement.
10.2	Promissory Note.
23.1	Consent of Malone & Bailey, PLLC.
23.2	Consent of Sutton Law Center (included in Exhibit 5.1)
99.1	Subscription Agreement.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 27th day of March, 2002.

SINEWIRE NETWORKS INC.

BY:   /s/ Patrick J. Ward_______
 Patrick J. Ward, President

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Patrick J. Ward, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Patrick J. Ward____ Patrick J. Ward	President, Treasurer, Principal Executive Officer, Principal Accounting Officer and member of Board of Directors	March 27, 2002
/s/ Hani Zabanah______ Hani Zabanah	Secretary and member of Board of Directors	March 27, 2002

EXHIBIT 3.1

ARTICLES OF INCORPORATION
OF
SINEWIRE NETWORKS INC.

_________________________________________________________________

FIRST

       The name of this corporation is SINEWIRE NETWORKS INC.

SECOND

       Its principal office in the State of Nevada is located at 50 West Liberty Street, Suite 880, Reno, Nevada, 89501. The name and address of its resident agent is The Nevada Agency and Trust Company, at the above address.

THIRD

The purpose or purposes for which the corporation is organized:

To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

FOURTH

The amount of the total authorized capital stock of the corporation is Twenty-Five ($25,000.00) consisting of Twenty-Five Million (25,000,000) shares of common stock of the par value of $0.001 each.

FIFTH

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

There are four members of the Board of Directors at the date of filing these Articles of Incorporation and their names and postal addresses are:

        NAME POST-OFFICE ADDRESS

Hani Zabanah 1410 Chippendale Road, West Vancouver, B.C., Canada V7S 2N6

Patrick J. Ward #1605 - 945 Marine Drive, West Vancouver, B.C., Canada V7T 1A8

The number of members of the Board of Directors shall not be less than one nor more than thirteen.

SIXTH

The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

SEVENTH

The name and addresses of each of the incorporators signing the Articles of Incorporation are as follows:

NAME POST-OFFICE ADDRESS

Haneh Zabanah 1410 Chippendale Road, West Vancouver, B.C., Canada V7S 2N6

EIGHTH

        The corporation is to have perpetual existence.

NINTH

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter, amend or repeal the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

        To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities.

        To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

         All the corporate powers of the corporation shall be exercised by the board of directors except as otherwise herein or in the bylaws or by law.

TENTH

Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ELEVENTH

This corporation reserves the right to amend alter, change or repeal any provision contained in the Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Restated Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

        A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the board of directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of September, 2001.

/s/ Hani Zabanah____________________
HANEH ZABANEH
Incorporator

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

NEVADA AGENCY & TRUST COMPANY, hereby accept appointment as Resident Agent for the above named corporation, this 28th day of September, 2001.

/s/ Amanda Cardinalli_______________________
Amanda Cardinalli, Vice President
On Behalf of Nevada Agency & Trust Company

EXHIBIT 3.3

BYLAWS
OF

SINEWIRE NETWORKS INC.

I. SHAREHOLDER'S MEETING.

.01 Annual Meetings.

The annual meeting of the shareholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Nevada, as may be designated by the notice of the meeting, on the first week in November of each and every year, at 1:00 p.m., commencing in 2000, but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

.02 Special Meeting.

Special meetings of the shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the Corporation, or by the President, Secretary, or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of any special meeting called by the president or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place in the State of Nevada, as may be determined by the Board of Directors and placed in the notice of such meeting.

.03 Notice of Meeting.

Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.

.04 Waiver of Notice.

Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

.05 Quorum and Adjourned Meetings.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

.06 Proxies.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

.07 Voting of Shares.

Except as otherwise provided in the Restated Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholder's meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

II. DIRECTORS.

.01 General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors.

.02 Number, Tenure and Qualifications.

The number of Directors of the Corporation shall be not less than one nor more than thirteen. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

.03 Election.

The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

.04 Vacancies.

In case of any vacancy in the Board of Directors, the remaining Director, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Director whose place shall be vacant, and until his/her successor shall have been duly elected and qualified.

.05 Resignation.

Any Director may resign at any time by delivering written notice to the Secretary or registered office of the Corporation.

.06 Meetings.

At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Nevada, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; the participation by such means shall constitute presence in person at such meeting.

A. Annual Meeting of Directors.

Annual meetings of the Board of Directors shall be held immediately after the annual shareholders' meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

B. Special Meetings.

Special meetings of the Directors shall be called at any time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least one (1) day in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any Director in attendance at such meeting.

C. Regular Meetings of Directors.

Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

.07 Quorum and Voting.

A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

.08 Compensation.

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

.09 Presumption of Assent.

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

.10 Executive and Other Committees.

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one of more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors, in reference to amending the Restated Articles of Incorporation, adoption a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all of substantially all the property and assets of the dissolution of the Corporation or a revocation thereof, designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law.

.11 Chairman of Board of Directors.

The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members; and, if a chairman has been elected, he/she shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board may prescribe.

.12 Removal.

Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors.

III. ACTIONS BY WRITTEN CONSENT.

Any corporate action required by the Restated Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors or shareholders may be accomplished without a meeting if a written memorandum of the respective Directors or shareholders, setting forth the action so taken, shall be signed by all the Directors or shareholders, as the case may be.

IV. OFFICERS.

.01 Officers Designated.

The Officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any Officer may be held by the same person, except that in the event that the Corporation shall have more than one director, the offices of president and secretary shall be held by different persons.

.02 Election, Qualification and Term of Office.

Each of the Officers shall be elected by the Board of Directors. None of said Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provide, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified.

.03 Powers and Duties.

The powers and duties of the respective corporate Officers shall be as follows:

A. President.

The president shall be the chief executive Officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a Chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

B. Vice President.

In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

C. Secretary.

The secretary shall:

1. Keep the minutes of the shareholder's and of the Board of Directors meetings in one or more books provided for that purpose;

2. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

3. Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

4. Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

5. Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

6. Have general charge of the stock transfer books of the corporation; and,

7. In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

D. Treasurer.

Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

E. Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

.04 Removal.

The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby.

.05 Vacancies.

The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

.06 Salaries.

The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

V. SHARE CERTIFICATES

.01 Form and Execution of Certificates.

Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada. They shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

.02 Transfers.

Shares may be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation.

.03 Loss or Destruction of Certificates.

In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

VI. BOOKS AND RECORDS.

.01 Books of Accounts, Minutes and Share Register.

The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

.02 Copies of Resolutions.

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

VII. CORPORATE SEAL.

The following is an impression of the corporate seal of this Corporation:

VIII. LOANS.

Generally, no loans shall be made by the Corporation to its Officers or Directors, unless first approved by the holder of two-third of the voting shares, and no loans shall be made by the Corporation secured by its shares. Loans shall be permitted to be made to Officers, Directors and employees of the Company for moving expenses, including the cost of procuring housing. Such loans shall be limited to $25,000.00 per individual upon unanimous consent of the Board of Directors.

IX. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

.01 Indemnification.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

.02 Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

.03 Successful Defense.

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

.04 Authorization.

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

.05 Advances.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

.06 Nonexclusivity.

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

.07 Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

.08 "Corporation" Defined.

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

X. AMENDMENT OF BYLAWS.

.01 By the Shareholders.

These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

.02 By the Board of Directors.

These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

XI. FISCAL YEAR.

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

XII. RULES OF ORDER.

The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Restated Articles of Incorporation, Bylaws, or special rules or order of the Corporation.

XIII. REIMBURSEMENT OF DISALLOWED EXPENSES.

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of Sinewire Networks Inc., a Nevada corporation, as in effect on the date hereof.

WITNESS my hand this 22nd day of October, 2001

/s/ Patrick J. Ward__________
Patrick J. Ward
President

/s/ Hani Zabanah____________
Hani Zabanah
Secretary

EXHIBIT 4.1

SINEWIRE NETWORKS INC.
INCORPORATION UNDER THE LAWS OF THE STATE OF NEVADA
AUTHORIZED SHARES $0.001 PAR VALUE

NUMBER	SHARES CUSIP See Reverse For Certain Definitions

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.001 PAR VALUE COMMON

STOCK OF

SINEWIRE NETWORKS INC.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated:

__________________________ Secretary	SEAL	___________________________ President

SINEWIRE NETWORKS INC.

TRANSFER FEE: $20.00 PER NEW CERTIFICATE ISSUED

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________ Custodian ___________ (Minor) under Uniform Gifts to Minors Act ____________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _________________ hereby sell, assign and transfer unto _______________ (Please insert Social Security or other identifying number of Assignee).

_________________________________________________________________

Please print or typewrite name and address, including zip code of Assignee)

_________________________________________________________________

_________________________________________________________________

__________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: _________________

_____________________________________________

Notice: The signatures to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

___________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT 5.1

SUTTON LAW CENTER, P.C.
699B Sierra Rose Drive, Reno, Nevada, 89511
Tel:  (877) 297-5399 // Fax:  (775) 824-0105

VIA FED-EX

The Board of Directors
Sinewire Networks Inc.
1030 West Georgia Street, #1208
Vancouver, BC
V6E 2Y3

Re: Registration Statement on Form SB-2 to be filed March 27, 2002

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by Sinewire Networks, Inc., a Nevada corporation (the "Company"), of an aggregate of 2,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock" or the "Shares").

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2 relating to the Shares, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on March 27, 2002 (together with all exhibits thereto, the "Registration Statement"), (ii) the Charter of the Company, as amended, (iii) the Articles of Incorporation of the Company in effect as of the date hereof (iv) the Bylaws of the Company in effect as of the date hereof, (v) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on October 22, 2001, and (vi) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the State of California and to practice federal law of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction or any other applicable law or regulation.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the offering, described in the Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to Form SB-2, and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

Very truly yours,

/s/ Sutton law center

SUTTON LAW CENTER

EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Sinewire Networks, Inc.
Vancouver BC, Canada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on to Form SB-2 of our report dated March 19, 2002, relating to the financial statements of Sinewire Networks, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Malone & Bailey, PLLC

Houston, Texas
March 25, 2002

EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

SINEWIRE NETWORKS INC.
1030 West Georgia Street
Suite 1208
Vancouver, British Columbia
Canada V6E 2Y3

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of SINEWIRE NETWORKS INC. (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Residents of British Columbia must complete Schedule A hereto.

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: SINEWIRE NETWORKS INC.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/

Tax I.D.

Number of Shares Purchased               Total Subscription Price
__________________________          ________________________

Form of Payment: Cash _________________

Check# _______________

Other _________________

ACCEPTED THIS _____ DAY OF ________________, 2002.

SINEWIRE NETWORKS INC.

BY: __________________________________

Title: ___________________________